Exhibit 5.1

GRAUBARD MILLER
The Chrysler Building
405 Lexington Avenue
New York, New York 10174

February 11, 2021

Chicken Soup for the Soul Entertainment, Inc.
132 E. Putnam Avenue, Floor 2W

Cos Cob, Connecticut 06807

Re:        Registration Statement

Ladies and Gentlemen:

We have acted as counsel for Chicken Soup for the Soul Entertainment Inc., a Delaware corporation (“Company”), in connection with the preparation of the Registration Statement on Form S-1 (“Registration Statement”), as amended, filed by the Company with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Act”), including the prospectus that forms a part of the Registration Statement (“Prospectus”) relating to the resale by certain securityholders as set forth in the Registration Statement of an aggregate 1,022,747 shares of Class A common stock, par value $0.0001 per share (“Securities”).

In rendering the opinions set forth below, we have examined (a) the Registration Statement and the exhibits thereto; (b) the Prospectus, (c) the Company’s Certificate of Incorporation, as amended (“Certificate of Incorporation”); (d) the Company’s Bylaws (“Bylaws”); (e) certain records of the Company’s corporate proceedings as reflected in its minute books; (f) the securities purchase agreement (“Purchase Agreement”), as amended, dated January 14, 2021 between the Company and the purchasers of the Securities; (g) the registration rights agreement of same date between the Company and such purchasers; and (h) such statutes, records and other documents as we have deemed relevant.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. We also have assumed that (i) the Registration Statement shall be effective and comply with all applicable laws at any time and that the Securities are offered or issued as contemplated by the Registration Statement, (ii) all Securities will be issued and sold in compliance with the applicable provisions of the Act and the securities or blue sky laws of the various states, as applicable, and in the manner stated in the Registration Statement, (iii) the issuance and sale of the Securities will not violate or constitute a default or breach under any agreement or instrument binding the Company, any applicable law, rule or regulation, any judicial or regulatory order or decree of any governmental authority, or any consent, approval, license, authorization, or validation of, or filing, recording or registration with, any governmental authority, (vi) the Securities shall have been duly recorded, as applicable, and the certificates representing the Securities, if any, shall have been duly authorized, executed, attested, authenticated, and/or countersigned, as applicable, and delivered. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinions hereinafter expressed.

Based upon and subject to the foregoing, we are of the opinion that the Securities are duly authorized, legally issued, fully paid, and nonassessable.

Our opinion that any document constitutes a binding obligation is qualified by reference to (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination; and (ii) limitations imposed by general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

No opinion is expressed herein other than as to the corporate law of the State of Delaware, the laws of the State of New York, and the federal securities law of the United States of America.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, to the use of our name as counsel to the Company, and to all references made to us in the Registration Statement and the prospectuses forming a part thereof. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ GRAUBARD MILLER